Registration No. 333-
As filed with the Securities and Exchange Commission on June 23, 2009

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ramco-Gershenson Properties Trust
(Exact name of registrant as specified in its charter)

Maryland	13-6908486

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

31500 Northwestern Highway, Suite 300
Farmington Hills, Michigan	48334

(Address of principal executive offices)	(Zip code)
Ramco-Gershenson Properties Trust
2008 Restricted Share Plan for Non-Employee Trustees
&
2009 Omnibus Long-Term Incentive Plan
(Full title of the plan)
Dennis E. Gershenson
Chairman, President and Chief Executive Officer
Ramco-Gershenson Properties Trust
31500 Northwestern Highway, Suite 300
Farmington Hills, Michigan 48334
(Name and address of agent for service)
(248) 350-9900
(Telephone number, including area code, of agent for service)
Copy to:
Donald J. Kunz, Esq.
Honigman Miller Schwartz and Cohn LLP
2290 First National Building
660 Woodward Ave.
Detroit, Michigan 48226-3506
(313) 465-7454 (telephone)
(313) 465-7455 (facsimile)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of		Proposed	Proposed
securities	Amount	maximum	maximum	Amount of
to be	to be	offering price	aggregate	registration
registered (1)	registered (2)	per share	offering price	fee
Common Shares of Beneficial Interest	151,000	$9.12(3)	$1,377,120	$76.84
Common Shares of Beneficial Interest	900,000	$9.12(3)	$8,208,000	$458.01

(1)	Registered herein are (i) 151,000 common shares of beneficial interest of Ramco-Gershenson Properties Trust (the “Registrant”) par value $0.01 per share that may be issued pursuant to the Registrant’s 2008 Restricted Share Plan for Non-Employee Trustees and (ii) 900,000 common shares of beneficial interest of the Registrant par value $0.01 per share that may be issued pursuant to the Registrant’s 2009 Omnibus Long-Term Incentive Plan (collectively, the “Common Shares”).

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional Common Shares in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or similar transaction.

(3)	Calculated pursuant to Rule 457(c) and (h) solely for the purpose of computing the registration fee and based on the average of the high and low prices of the Common Shares as traded on the New York Stock Exchange on June 22, 2009.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The documents listed below are incorporated by reference in this Registration Statement:
     1. Annual Report on Form 10-K and Annual Report on Form 10-K/A of the Registrant for the year ended December 31, 2008, filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2009 and April 30, 2009, respectively.
     2. Quarterly Report on Form 10-Q of the Registrant for the quarter ending March 31, 2009 filed with the Commission on May 8, 2009.
     3. Current Reports on Form 8-K filed with the Commission on January 13, 2009, March 25, 2009, April 1, 2009, April 10, 2009, May 13, 2009, June 4, 2009 and June 15, 2009, respectively.
     4. All other reports the Registrant filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since December 31, 2008.
     5. The description of the Registrant’s Common Shares contained in Item 1 of the Registrant’s registration statement on Form 8-A filed with the Commission on November 1, 1988, including any amendment or report filed for the purpose of updating such description.
     6. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Trustees and Officers.
     The Articles of Amendment and Restatement of Declaration of Trust of the Registrant, as amended and supplemented (the “Declaration of Trust”), permits the Registrant, and the Registrant’s Bylaws, as amended and restated (the “Bylaws”), require the Registrant, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify any trustee or officer (a) against reasonable expenses incurred by him in the successful defense (on the merits or otherwise) of any proceeding to which he is made a party by reason of such status or (b) against any claim or liability to which he may become subject by reason of such status unless it is established that (i) the act or omission that was material to the matter giving rise to the procedure was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. The Registrant is also required by the Bylaws to pay or reimburse, in advance of a final disposition and without requiring a preliminary determination of the ultimate entitlement to indemnification, reasonable expenses of a trustee or officer made a party to a proceeding by reason of his status as such, provided, however, that in accordance with Maryland law, the Registrant has received a written affirmation by the trustee or officer of his good faith belief that he has met the applicable standard for indemnification under such Bylaws and a written undertaking to repay such expenses if it shall ultimately be determined that the applicable standard was not met. The Registrant may, with the approval of the Board of Trustees (the “Board”) or any duly authorized committee, provide such indemnification and advance for expenses to any of the Registrant’s employees or agents or to any person who served a predecessor entity.
     Maryland law also permits the declaration of trust of a real estate investment trust to include a provision limiting the liability of trustees and officers to the trust and shareholders for money damages, except to the extent that it is provided that the trustee or officer actually received an improper benefit or profit in money, property or services or a judgment or other final adjudication adverse to the trustee or officer is entered in a proceeding based on a finding that the trustee or officer’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Declaration of Trust contains a provision providing for elimination of the liability of the Registrant’s trustees and officers to the Registrant or the Registrant’s shareholders for money damages to the maximum extent permitted by Maryland law in effect from time to time.
     The Registrant has purchased a policy of Directors’ and Officers’ insurance that insures both the Registrant and its officers and trustees against expenses and liabilities of the type normally insured against under such policies, including the expenses of indemnification described above.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

4.1	Articles of Amendment and Restatement of Declaration of Trust of the Registrant, dated October 2, 1997, incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997, as amended.

4.2	Articles of Amendment to the Registrant’s Declaration of Trust, dated June 8, 2005, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commision on June 13, 2005.

4.3	Articles Supplementary to the Registrant’s Declaration of Trust, dated March 31, 2009, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 1, 2009.

4.4	Rights Agreement between Registrant and American Stock Transfer & Trust Company, LLC, dated as of March 25, 2009, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 1, 2009.

4.5	Bylaws of the Registrant, incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

4.6	Ramco-Gershenson Properties Trust 2008 Restricted Share Plan for Non-Employee Trustees, incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A (Amendment No. 1) filed with the Commission on April 30, 2008.

4.7	Ramco-Gershenson Properties Trust 2009 Omnibus Long-Term Incentive Plan, incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on May 15, 2009.

5.1*	Opinion of Ballard Spahr Andrews and Ingersoll, LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Ballard Spahr Andrews and Ingersoll, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24*	Power of Attorney (included after the signature of the Registrant contained on Signature Page 1 of this Registration Statement)

*	Filed herewith
Item 9. Undertakings.
     (a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on June 10, 2009.

RAMCO-GERSHENSON PROPERTIES TRUST
By:	/s/ Dennis E. Gershenson
Dennis E. Gershenson
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and trustees of RAMCO-GERSHENSON PROPERTIES TRUST, a Maryland real estate investment trust (the “Registrant”), hereby constitutes and appoints Dennis E. Gershenson and Richard J. Smith, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, each with the power of substitution for him or her in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign and execute and file the proposed registration statement on Form S-8 to be filed by the Registrant under the Securities Act, which registration statement relates to the registration and issuance of the Registrant’s Common Shares, par value $0.01 a share, pursuant to the Ramco-Gershenson Properties Trust 2008 Restricted Share Plan for Non-Employee Trustees and the 2009 Omnibus Long-Term Incentive Plan, and any of the documents relating to such registration statement, any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.
[REMAINDER OF THIS PAGE LEFT INTENTIONALLY BLANK]
Signature Page 1 to Form S-8

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dennis E. Gershenson Dennis E. Gershenson	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 10, 2009

/s/ Richard J. Smith Richard J. Smith	Chief Financial Officer and Secretary (Principal Financial Officer and Principal Accounting Officer)	June 10, 2009

/s/ Stephen R. Blank Stephen R. Blank	Trustee	June 10, 2009

/s/ Arthur H. Goldberg Arthur H. Goldberg	Trustee	June 10, 2009
Trustee
Robert A. Meister

/s/ David J. Nettina	Trustee	June 10, 2009
David J. Nettina

/s/ Matthew L. Ostrower Matthew L. Ostrower	Trustee	June 10, 2009

/s/ Joel M. Pashcow Joel M. Pashcow	Trustee	June 10, 2009

/s/ Mark K. Rosenfeld Mark K. Rosenfeld	Trustee	June 10, 2009

/s/ Michael A. Ward Michael A. Ward	Trustee	June 10, 2009
Signature Page 2 to Form S-8

INDEX TO EXHIBITS

Exhibit No.	Exhibit
4.1	Articles of Amendment and Restatement of Declaration of Trust of the Registrant, dated October 2, 1997, incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 1997, as amended.

4.2	Articles of Amendment to the Registrant’s Declaration of Trust, dated June 8, 2005, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on June 13, 2005.

4.3	Articles Supplementary to the Registrant’s Declaration of Trust, dated March 31, 2009, incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 1, 2009.

4.4	Rights Agreement between Registrant and American Stock Transfer & Trust Company, LLC, dated as of March 25, 2009, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on April 1, 2009.

4.5	Bylaws of the Registrant, incorporated by reference to Exhibit 3.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

4.6	Ramco-Gershenson Properties Trust 2008 Restricted Share Plan for Non-Employee Trustees, incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A (Amendment No. 1) filed with the Commission on April 30, 2008.

4.7	Ramco-Gershenson Properties Trust 2009 Omnibus Long-Term Incentive Plan, incorporated by reference to Appendix A to the Registrant’s Proxy Statement on Schedule 14A filed with the Commission on May 15, 2009.

5.1*	Opinion of Ballard Spahr Andrews and Ingersoll, LLP

23.1*	Consent of Grant Thornton LLP

23.2*	Consent of Ballard Spahr Andrews and Ingersoll, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24*	Power of Attorney (included after the signature of the Registrant contained on page [___] of this Registration Statement)

*	Filed herewith